Exhibit 4.1
FedEx Corporation
INCENTIVE STOCK PLAN
(AS AMENDED)
1. Purpose
     The purpose of the FedEx Corporation Incentive Stock Plan (the “Plan”) is to aid the Company and its subsidiaries in securing and retaining key employees and directors of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its subsidiaries. The Company believes that the ownership or increased ownership of the Company’s Common Stock by employees and directors will further align their interests with those of the Company’s other stockholders and will promote the long-term success of the Company.
2. Definitions
     Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:
     “Award” means an award granted under the Plan, which may be in the form of Restricted Shares or a Stock Option.
     “Board of Directors” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
     “Common Stock” means the common stock, par value $0.10 per share, of the Company.
     “Company” means FedEx Corporation, a Delaware corporation.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.
     “Incentive Stock Option” means a Stock Option or portion thereof that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     “Non-Management Director” means a member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.
     “Non-Qualified Option” means a Stock Option or portion thereof that is not an Incentive Stock Option.

     “Participant” means any individual who receives an Award.
     “Restricted Shares” means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.
     “Restricted Stock Award” means a grant of Restricted Shares under the Plan.
     “Stock Option” is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. A Stock Option may be an Incentive Stock Option or a Non-Qualified Option.
3. Term of the Plan
     The Plan shall be effective as of the date on which it is approved by the Company’s stockholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after May 31, 2013, but outstanding Stock Options and restrictions on Restricted Shares may extend beyond such date.
4. Administration of the Plan
     (a) The Committee. The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom qualifies as both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act (the “Committee”).
     (b) Authority of the Committee.
          (1) Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) select Participants and make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other provisions of Awards; and (iv) amend, modify, cancel or suspend Awards.
          (2) The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.
          (3) All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.
     (c) Limitation of Liability. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award.

5. Types of Awards
     The Committee may grant Stock Options and Restricted Shares under and subject to the provisions of the Plan.
6. Stock Subject to the Plan
     (a) Restricted Shares. The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 1,550,000 shares (subject to adjustment as provided in Section 14).
     (b) Stock Options. The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 22,500,000 shares (subject to adjustment as provided in Section 14).
     (c) Restoration of Shares. To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires unexercised, then the shares of Common Stock subject to such Award may again be used for further Awards under the Plan.
     (d) Source of Stock. Shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares. No fractional shares of Common Stock shall be issued under the Plan.
7. Eligibility and Participation in the Plan
     (a) Eligible Recipients. Unless otherwise determined by the Committee,
          (1) key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to receive Restricted Shares and Stock Options; and
          (2) Non-Management Directors are eligible to receive Stock Options, but not Restricted Shares.
     (b) Grant of Awards. The Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) select from time to time the employees, from among those eligible, who shall receive Awards, (2) determine the type of Award to be granted and (3) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary. Non-Management Directors may be granted Stock Options as provided in Section 9(d).

     (c) No Right to Receive Award. No employee or Non-Management Director shall have any right to receive an Award or, having received an Award, to receive a future Award.
     (d) Rights of Employees and Others.
          (1) Neither the Plan nor any Award shall (i) confer upon any employee or Non-Management Director any right to remain employed by, or to continue to provide services to, the Company or any subsidiary, (ii) limit in any way the right of the Company or any subsidiary to terminate any individual’s employment by or service on behalf of the Company or any subsidiary, whether or not such individual is a Participant, or (iii) require the Board of Directors to nominate any director for reelection by the Company’s stockholders.
          (2) No person shall have any rights or claims under or pursuant to the Plan except in accordance with the provisions of the Plan.
8. Provisions Applicable to Restricted Stock Awards
     (a) Terms, Conditions and Restrictions. The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Unless otherwise specified by the Committee, shares subject to a Restricted Stock Award shall be restricted for a period of at least one year and not more than ten years (the “Restriction Period”). Except as provided in Section 8(g) below, the Participant must remain employed by the Company or a subsidiary during the Restriction Period or otherwise forfeit all right, title and interest in and to the Restricted Shares. Notwithstanding the foregoing, if a Participant retires at or after the age of 55, but before the age of 60, the Restriction Period shall continue after the Participant’s retirement in accordance with the terms of the Restricted Stock Award or until the earlier to occur of the events described in Sections 8(g)(3) and (4) below.
     (b) Agreements; Certificates; Stock Legend. Each Restricted Stock Award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Restricted Shares may be represented by certificates or be uncertificated. Any certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.
     (c) Rights with Respect to Shares. A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and, if such shares are represented by a certificate, any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold such Restricted Shares in escrow on such Participant’s behalf.
     (d) Transferability Restriction. Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

     (e) Additional Shares Received With Respect to Restricted Shares. Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and, if such shares are represented by a certificate, bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.
     (f) Tax Reimbursement. In the sole discretion of the Committee, any agreement relating to a Restricted Stock Award may provide for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from a Restricted Stock Award, the lapse of restrictions on any Restricted Shares or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.
     (g) Lapse of Restrictions. Unless otherwise determined by the Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following, provided, that no restrictions shall lapse less than six months from the date of award in the event of (2) and (3) below, unless otherwise specified by the Committee:
          (1) the expiration of the Restriction Period (including pursuant to Section 15(b)(1) below);
          (2) the Participant’s retirement at or after the age of 60;
          (3) the Participant’s permanent disability; or
          (4) the Participant’s death.
Upon the termination of such restrictions, the shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the Participant’s death, the Participant’s personal representative and, if such shares are represented by a certificate, any legend on such certificates shall be removed.
9. Provisions Applicable to Stock Options
     (a) Limit on Awards. No Participant shall receive Stock Options for more than 600,000 shares of Common Stock during any fiscal year of the Company.
     (b) Agreements. Each Stock Option will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

     (c) Terms and Conditions. All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:
          (1) Option Price. The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The “Fair Market Value” of the Common Stock on a particular date shall mean, for all purposes under the Plan, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange composite tape on that date. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.
          (2) Time of Exercise of Option. Unless otherwise determined by the Committee, each Stock Option shall be exercisable during and over such period ending not later than ten years from the grant date. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 15(b)(2) below.
          (3) Method of Exercise and Payment. Each Stock Option may be exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full (including applicable taxes, if any) in cash therefor. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares subject to his or her Stock Option until he or she has given written notice of exercise, paid in full for such shares and, if requested, given the representation described in Section 10 below.
          (4) Rights After Termination of Employment.
               (i) Retirement. Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of his or her retirement, the Participant’s Stock Option will continue to vest in accordance with its terms and may be exercised until the expiration of the stated period of the Stock Option; provided, however, that if the Participant dies after such termination of employment or directorship, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant’s death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.
               (ii) Disability. Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of permanent disability, the Participant’s Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of twenty-four months from the date of such termination of employment or directorship or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within a period of twenty-four months after such termination of employment or directorship, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

          (iii) Death. Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates by reason of the Participant’s death, the Participant’s Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant’s death or the expiration of the stated period of the Stock Option, whichever period is the shorter.
          (iv) Other. Unless otherwise determined by the Committee, if a Participant’s employment or directorship terminates for any reason other than death, retirement or permanent disability, the Participant’s Stock Option shall thereupon terminate.
     (d) Grant of Stock Options to Non-Management Directors. Non-Management Directors shall not be eligible to receive any Awards other than Stock Options as specified in this Section 9(d).
          (1) Discretionary Awards. The Committee may grant a Non-Qualified Option to any Non-Management Director for such number of shares of Common Stock as the Committee shall determine; provided, however, that such grants of Non-Qualified Options only may be made (i) immediately following an annual meeting of the Company’s stockholders to any of the Non-Management Directors who are then incumbent after such meeting and (ii) in connection with a Non-Management Director’s election or appointment to the Board of Directors if other than at an annual meeting.
          (2) Terms and Conditions of Stock Options. The Committee shall establish the terms and conditions of Non-Qualified Options granted to Non-Management Directors, provided, that any Non-Qualified Option granted to a Non-Management Director (i) shall have an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the date of grant and (ii) shall not be exercisable earlier than one year from the date of grant, except as provided in Sections 9(c)(4) and 15(b)(2). Unless otherwise provided in the Plan, all provisions of the Plan with respect to the terms of Non-Qualified Options granted to employees shall be applicable to Non-Qualified Options granted to Non-Management Directors.
     (e) Designation of Certain Options as Incentive Stock Options. Stock Options, or portions thereof, granted to employees may in the discretion of the Committee be designated as Incentive Stock Options. In addition to the other applicable terms and conditions contained in this Section 9, the aggregate Fair Market Value of the shares of Common Stock covered by an Incentive Stock Option (determined at the time the Stock Option is granted) with respect to which an Incentive Stock Option is exercisable for the first time by any individual Participant during any calendar year (under the Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000 (or such other amount as may be specified by Section 422(d) of the Code).
     (f) Transferability Restriction. Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant’s lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

     (g) Repricing Prohibited. Neither the Committee nor the Company shall “reprice” outstanding Stock Options for any reason. For purposes of the Plan, a “repricing” means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).
     (h) Use of Proceeds. Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.
10. Compliance with Applicable Laws; Investment Representation
     Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. Certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.
11. Transfer, Leave of Absence, Etc.
     For purposes of the Plan, (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary, shall not be deemed a termination of employment.
12. Tax Withholding
     All distributions under the Plan (including, without limitation, the grant of Awards and the issuance of Common Stock pursuant to an Award) are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Award or the issuance of any Common Stock pursuant to an Award on the satisfaction of applicable withholding obligations (including, without limitation, by requiring a Participant to relinquish a portion of any proceeds received by the Participant in connection with the sale of shares acquired upon exercise of a Stock Option).

13. Prohibition on Loans
     The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.
14. Changes in Capitalization
     If the outstanding Common Stock shall at any time be changed or exchanged as a result of a stock dividend, stock split, share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan, (b) the number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period, (c) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (d) such other terms of Awards as the Committee deems appropriate, shall be approximately and equitably adjusted by the Committee in its sole and complete discretion.
15. Change of Control
     (a) Definition. For purposes of the Plan, the term “Change of Control” means the occurrence of any of the following events following the effective date of the Plan:
          (1) Any “person” (as such term is used in Sections 13(d) and 14 of the Exchange Act), other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (iv) any underwriter temporarily holding securities of the Company pursuant to an offering of such securities or (v) any person in connection with a transaction described in clauses (i), (ii) and (iii) of Section 15(a)(2) below, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, unless such securities (or, if applicable, securities that are being converted into voting securities) are acquired directly from the Company in a transaction approved by a majority of the Incumbent Board (as defined below).
          (2) The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, or the sale or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company (a “Corporate Transaction”), unless:
               (i) the stockholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least 60% of the total voting power of the outstanding voting securities of the corporation or other entity resulting from such Corporate Transaction (including a corporation or other entity that acquires all or substantially all of the Company’s assets, the “Surviving Company”) or the ultimate parent company thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction;

               (ii) the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the ultimate parent company thereof; and
               (iii) no person, other than (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (D) the Surviving Company, (E) any subsidiary or parent company of the Surviving Company, or (F) any person who, immediately prior to such Corporate Transaction, was the beneficial owner of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, is the beneficial owner of 30% or more of the total voting power of the then outstanding voting securities of the Surviving Company or the ultimate parent company thereof.
          (3) The stockholders of the Company approve a complete liquidation or dissolution of the Company.
          (4) Directors who, as of the effective date of the Plan, constitute the Board of Directors (the “Incumbent Board”), cease to constitute at least a majority of the Board of Directors (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company); provided, however, that any individual becoming a member of the Board of Directors subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors.
     Notwithstanding the foregoing, a Change of Control will not be deemed to occur solely because any person (a “Subject Person”) becomes the beneficial owner of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person, provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities that increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person to 30% or more of the total voting power, then a Change of Control will have occurred.
     (b) Effect of Change of Control. Notwithstanding any other provision of the Plan, upon a Change of Control:
          (1) Restricted Shares. In the event of a Change of Control as described in Section 15(a)(2), as shall be determined by the Committee: (i) any Restricted Shares shall be canceled and the Company shall make a cash payment to those Participants in an amount equal to the highest price per share received by the holders of Common Stock in connection with such Change of Control multiplied by the number of Restricted Shares then held by such Participant, with any non-cash consideration to be valued in good faith by the Committee; or (ii) the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse. In the event of a Change of Control as described in Section 15(a)(1), (3) or (4), the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.
          (2) Stock Options. In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. Notwithstanding any other provision of the Plan, any Participant whose employment or directorship terminates following a Change of Control may exercise his or her Stock Option in full for a period ending on the earlier of the date of expiration of such Stock Option or the date which is twelve months after such termination of employment or directorship.
     (c) Deemed Change of Control. If the Company enters into an agreement or series of agreements or the Board of Directors adopts a resolution that results in the occurrence of a Change of Control, and the employment or directorship of a Participant is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of the Change of Control, a Change of Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.
16. Amendments
     The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted, except as provided in Section 17 below. Notwithstanding the foregoing, without the requisite vote of the Company’s stockholders, no such amendment or modification may:
          (a) increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6;
          (b) expand the type of Awards available under the Plan;
          (c) materially expand the class of persons eligible to receive Awards;
          (d) extend the term of the Plan;
          (e) materially change the method of determining the exercise price per share of Stock Options;
          (f) “reprice” an outstanding Stock Option;
          (g) increase the maximum number of shares subject to Stock Options that may be granted to a Participant; or

          (h) delete or limit the provisions of Section 9(g) (repricing prohibition) or Section 13 (loan prohibition).
In addition, any “material revision” of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 16(a) through (h) above also shall require the requisite vote of the Company’s stockholders.
17. Cancellation of Outstanding Options
     If the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company’s financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.
18. Foreign Jurisdictions
     Awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as the Committee, in its judgment, determines to be necessary, appropriate or desirable to foster and promote achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.
19. Compliance with Section 16(b)
     With respect to Participants who are subject to Section 16 of the Exchange Act (“Reporting Persons”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. All transactions under the Plan involving Reporting Persons are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Reporting Persons.
Adopted September 29, 2003
Amended September 27, 2004, September 26, 2005, June 1, 2008 and September 29, 2008